Exhibit 10.16

Amendment No. 1

to the

MANUFACTURING SERVICES AGREEMENT

between

Sycamore Networks, Inc. and Plexus Services Corporation

This is Amendment No. 1 (the “Amendment”), dated as of July 26, 2004 (the “Effective Date”), to the Manufacturing Services Agreement dated the 20th day of March, 2003 (the “Agreement”), and is by and between Sycamore Networks, Inc., with principal offices at 220 Mill Road, Chelmsford, MA (hereinafter referred to as “Sycamore”) and Plexus Services Corp. (“Supplier”), with offices at 55 Jewelers Park Drive, Neenah, Wisconsin 54957. Sycamore and Supplier are collectively referred to hereinafter as the “Parties”.

WHEREAS, the Parties entered into the Agreement on or about March 20, 2003;

WHEREAS, the Parties now wish to amend the Agreement in accordance with its terms.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to modify the Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Agreement.

2. Delete Schedule 1 [ * ] in its entirety and replace it with the Schedule 1 attached hereto.

3. Section 6.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“6.3 [ * ] associated with Products manufactured by Supplier for Sycamore hereunder shall be determined as set forth in Schedule 1 hereto.”

4. In the event of a conflict between the terms and conditions of this Amendment No. 1 and the Agreement, this Amendment No.1 shall prevail. This Amendment No. 1 shall be binding on the parties as of the Effective Date first set forth above. Notwithstanding the foregoing, the parties acknowledge and agree that the pricing methodology set forth in this Amendment No. 1 has been implemented by the parties for Sycamore’s fourth quarter of its fiscal year 2004 and, therefore, there shall be no further adjustment to pricing following the Effective Date hereof for any purchase orders for that quarter. Except as expressly modified in this Amendment No. 1, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed in duplicate by their respective, duly authorized representatives.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

SYCAMORE NETWORKS, INC.	PLEXUS SERVICES CORP.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Schedule 1

to the

MANUFACTURING SERVICES AGREEMENT

between

Sycamore Networks, Inc. and Plexus Services Corporation

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Schedule A-1

to the

MANUFACTURING SERVICES AGREEMENT

Between

Sycamore Networks, Inc. and Plexus Services Corporation

[ * ]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

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